U.S. Securities and Exchange Commission

                             Washington, D.C. 20549

                                     Form SB-2

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            DIAMOND POWERSPORTS, INC.
                 ---------------------------------------------
                 (Name of small business issuer in its charter)

           Florida				      3751				                    65-0419601
          ---------				   -------			              	---------------
(State  of jurisdiction of	(Primary StandardIndustrial(I.R.S. Employer Ident
corporation or organization)(Classification Code Number) No.)

       10145 N.W. 46th Street - Sunrise, Florida 33351 (954) 749-8606
      ----------------------------------------------------------------
       (Address and telephone number of principal executive offices)

       10145 N.W. 46th Street - Sunrise, Florida 33351 (954) 749-8606
      ----------------------------------------------------------------
       (Address and telephone number of principal place of business)


	Pierre Elliott				                 Copies to:
	10145 N.W. 46th Street 			         John Hanzel, Esquire
	Sunrise, Florida 33351			          19425-G Liverpool Parkway
	(954) 749-8606				                 Cornelius, North Carolina 28031
	(Name, address, and telephone
	number of agent for service)

Approximate date of proposed sale to the public: As soon as possible after effectiveness of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




Title of each class of securities to be registered
Common Stock, $.001 par value

Amount to be Registered
4,000,000 Shares

Proposed maximum Offering price per Unit
$.25

Proposed maximum Aggregate offering Price
$1,000,000

Amount of Registration fee
$264

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Diamond Powersports, Inc. (the "Company") is offering its common stock for the purpose of raising money to engage in retail and wholesale manufacturing and distribution of motorcycle accessories and apparel. As exhibited herein, the Company has initiated a private offering under Regulation 3(b) of the Securities Act of 1933 and Rule 504 promulgated thereunder, a transaction which is believed to be exempt from registration with the Securities and Exchange Commission. As outlined in this registration statement, the Company has already sold securities pursuant to this offering. This statement is intended to register such securities that may be sold during the period of this private offering. In addition, this statement is intended to register sales of securities to the public that may be made pursuant to this registration after the effective date of this statement as outlined herein.





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Confidential Private Placement Offering Memorandum (the "Memorandum")

                         DIAMOND POWERSPORTS, INC.


                           A Florida Corporation

                     4,000,000 Shares of Common Stock

                               US$1,000,000

Diamond Powersports, Inc. (the "Company"), is offering 4,000,000 Shares of its Common Stock, $.001 par value per Share (the "Shares"), at the offering price of $.25 per Share, for a period of six months from the date of this Offering Memorandum (the "Offering Period"), which period may be extended for an additional 90 days at the sole discretion of the Company (See "Plan of Distribution"). There is no minimum offering amount, and no escrow of funds received from this offering (the "Offering"). Any funds received will be immediately available for utilization by the Company for its own benefit. Initial investors should be aware of the high degree of risk involved with the Offering. Prior to this Offering, there has been no public market for the Shares of Common Stock, and there can be no assurance that a market will develop upon completion of this Offering or, if a market should develop, that it would continue.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE
PURCHASED BY PERSONS WHO CANNOT AFFORD TO RISK LOSS OF THEIR
ENTIRE INVESTMENT.  THE INITIAL OFFERING PRICE HAS BEEN
ARBITRARILY ESTABLISHED BY THE COMPANY AND BEARS NO RELATIONSHIP
TO THE ASSETS OF THE COMPANY, SHAREHOLDER EQUITY, OR ANY
ESTABLISHED CRITERIA OF VALUE.
(SEE "RISK FACTORS", "INVESTOR SUITABILITY", AND "PLAN OF
DISTRIBUTION").

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES
SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY ARE BELIEVED TO
BE EXEMPT FROM REGISTRATION UNDER SECTION 3(b) OF THE SECURITIES
ACT OF 1933 AND RULE 504 PROMULGATED THEREUNDER.

The Company was incorporated in the state of Florida in May 1992 to manufacture and distribute motorcycle apparel and accessories. The Company has been operating during this period in Sunrise, Florida - the location of their corporate offices. During 1998, the company introduced its own line of custom wheels and accessories. The Company intends to increase these manufacturing and distribution operations, and has plans to expand its management and staff in order to capitalize on the growth of the motorcycle accessory and apparel industry, which the Company believes will cause a substantial increase in both its gross revenues and earnings. See "Use of Proceeds" and "Business".

The Shares are being offered by the Company through its officers and directors on a 4,000,000 Share "Best Efforts" basis, pursuant to a non-public offering exemption from the registration requirements imposed by the Securities Act of 1933, as amended ("1933 Act"). The Shares may also be offered and sold through broker-dealers ("Participating Broker-Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER SECURITIES REGULATORY AUTHORITY. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER AUTHORITY HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM, AND IT IS NOT INTENDED THAT ANY OF THEM WILL. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE RISKS, MERITS AND TERMS OF THIS OFFERING IN MAKING AN INVESTMENT DECISION.


THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD ONLY BE PURCHASED BY THOSE WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE "RlSK FACTORS" AND "DILUTION").


THESE SECURITIES ARE OFFERED TO QUALIFIED INVESTORS PURSUANT TO THE NON-PUBLIC OFFERING EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION PROVIDED BY REGULATION D, RULE 504, AND/OR SECTION 4(2) OF THE 1933 ACT ("SEE SUITABILITY INFORMATION").

				                 	     Price to Investors<F1>	Proceeds to Company <F2>
Per Share:				             $0.25				              $0.25

Maximum Offering Amount:		 $1,000,000	         	  $1,000,000 <F3>


The Date of this Offering Memorandum is July 1, 1999

<F1>
The purchase price per share is payable by check at the time an investor executes a subscription agreement and confidential purchaser questionairre. The offering will be managed by the Company and the shares offered will be sold by company without any discounts or commissions. In the event of over-subscription, the Company may, in its sole discretion, elect to retain all funds received and increase the total offering amount to include the over-subscribed amount (See "Plan of Distribution").
<F2>
All funds received will be made immediately available to the Company for use as working capital (See "Use of Proceeds"). The Offering will continue until the earlier of the receipt of US $1,000,000 or December 31, 1999, unless extended at the sole discretion of the Company. Any extension may be accompanied by a supplement to this Offering Memorandum if the same is deemed material by the Company.
<F3>
The total proceeds hereunder will go to the Company with respect to shares sold but before deducting for legal, accounting, printing, and other expenses of the Offering estimated at approximately $10,000 (See "Use of Proceeds" and "Other Expenses of Issuance and Distribution").


TABLE OF CONTENTS

Summary..................................................  	5
Risk Factors.............................................. 	6-10
Use Of Proceeds........................................... 	10
Pro Forma Capitalization and Dilution....................	  11
Plan of Distribution.......................................	11
Legal Matters..............................................	12
Directors, Executive Officers, Promoters, and Control
Persons....................................................	13
Security Ownership of Beneficial Owners and
Management.................................................	14
Description Of Securities................................. 	14
Description of Business....................................	15
Management Discussion and Analysis or Plan of Operation of
Diamond Powersports........................................	18-24
Certain Relationships And Related
Transactions...............................................	24
Executive
Compensation.............................................. 	24-25
Index To Financial
Statements................................................ 	26
Accounting Matters........................................ 	53

APPENDIX A -- Subscription Agreement


      ----------------------------------------------------------


Prospective investors may rely only on the information contained in this Memorandum. Diamond Powersports, Inc. has not authorized anyone to provide prospective investors with information different from that contained in this Memorandum. This Memorandum is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Memorandum is correct only as of the date of this Memorandum, regardless of the time of the delivery of this Memorandum or any sale of these securities.

This Memorandum contains forward-looking statements which involve risks and uncertainties. You can identify these forward-looking statements through our use of words such as "may," "will," "expect," "anticipate," "believe," "plan," "estimate," "continue," or other similar words. Our actual results may differ significantly from the results we mention in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: limited operating history, uncertainty of future profits, limited capital and the need for additional capital, rapid technological changes, need for additional hardware purchases, no dividends, intense competition, untrained/ unskilled labor pool, arbitrary determination of offering price, no assurance of public market for securities, no market for shares or restrictions on transferability, volatility of stock prices, applicability of low priced stock risk disclosure requirements, limited liability of management, best efforts/ no firm commitment offering, uncertainty of funds sufficiency, benefits to present stockholders and disproportionate risks, and broad discretion in application of proceeds. These factors are discussed in "RISK FACTORS" beginning on page 3 of this Memorandum.







SUMMARY

This is a brief summary of some information in this Memorandum. It is not a complete statement of all material facts about the matters in this Summary. Please read the entire
Memorandum carefully before you invest.


Diamond Powersports

As used herein, the term "Company" refers to Diamond Powersports, Inc., a Florida Corporation, and any predecessors, unless the context indicates otherwise. Originally incorporated in May 1992 in Florida as Diamond Racing, Inc., the name was changed in August of 1999 to Diamond Powersports, Inc. to reflect management's' plans to enter additional segments of the powersports apparel and accessory market. The "powersports" market consists primarily of street and off-road motorcycles, all-terrain vehicles (ATV's), and small watercrafts such as jet skis and powered kayaks. The Company's principal executive offices are located at 10145 N.W. 46th Street - Sunrise, Florida 33351. The primary telephone number is (954) 749-8606.

Since 1992, the Company has concentrated operations primarily on the motorcycle accessory and apparel industry. Specifically, the Company has focused on the street motorcycle and cruiser segments of the accessory and apparel industry. In August 1999, the Company developed a new division of operations related to the preparation, development, and marketing of a motorcycle accessories and apparel e-commerce Internet site. This operating division is known as startumup.com. The Company has to date made significant expenditures toward the development of startumup.com and has yet to commence operations of this division. The Company anticipates that the launch date for the web site will be spring of the year 2000.

The Company's operations primarily involve motorcycle accessory and apparel manufacturing and distributing, specializing in affordable brand name and after-market products. Through its emphasis on budget pricing and high quality products, the Company has developed a market in the motorcycle accessories and apparel industry. The Company currently operates one office and is maintained by a management team of five individuals. The present geographic area the Company operates includes primarily the Dade County, Broward County, and South Palm Beach County areas of South Florida. Additional markets have also developed in the Caribbean islands.

The Directors and Officers

The Directors and Officers of Diamond Powersports are:

	Pierre Elliott			    Lisa Elliott
	Alan D. Lichtman		   Margaret Hurley
	David A. Lewis, PhD

Mr. Elliott, who has over 25 years experience in the motorcycle accessory and apparel industry, is President and Chief Executive Officer of the Company. Mrs. Elliott is the Company's secretary. Mr. & Mrs. Elliott plan to serve in the same capacities as officers of the Company. The Company plans additions to these two officers as operations proceed. However, as of the date of this filing, no agreements for such additions have been made. All of the five aforementioned individuals currently serve as directors of the Company. See "Directors, Officers, Promoters and Control Persons".

The Offering

Shares of Common Stock..................	4,000,000
Offering Price per Share	...............	$.25
Minimum Individual Purchase.............	10,000
Maximum Individual Purchase.............	No Maximum Purchase Has
Been Set
Use of Proceeds	........................	To capitalize Diamond
                                         Powersports	(see "Use of Proceeds")

We reserve the right to alter the minimum and maximum purchase amounts in our sole discretion. See "Offering and Method of Subscription".


RISK FACTORS

The Shares being offered hereby involve a high degree of risk.
Prospective investors should carefully consider, among others, the following risk factors present in this Offering:


Prospective purchasers of the Shares should carefully consider the following risk factors and the other information contained in this Offering before making an investment in the Shares. Information contained in the Memorandum contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussion of strategy (See "Results of Operations" and "Business"). No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements.

1. Limited Operating History; Uncertainty of Future Profits.
The Company's expansion program is a new venture which, though the Company was profitable in the past, had relatively small profits, and as such, there is no guarantee that profits will continue at the previous pace if at all. In addition, the Company has incurred losses for 1997 and 1998 (See F-1:
Financial Statements). The Company was incorporated in 1992, and began full operations in May 1992. The Company's continued success will depend in part on its ability to deal with the problems, expenses, and delays frequently associated with establishing a relatively new business venture. Inasmuch as the Company will be required to make significant expenditures in connection with expanding its market, including advertising, sales, salaries and promotional expenses. The Company anticipates that losses will continue to occur until such time as revenues are sufficient to offset the Company's operating costs. There can be no assurance that the Company will generate significant revenues or ever achieve profitability. Future losses are likely to occur before the Company's operations will become profitable, and there is no assurance that the Company's operations will ever attain profitability.


2. Limited Capital; Need for Additional Capital. The Company presently has limited operating capital. Current revenue from its wholesale and distribution accounts is only sufficient to maintain its presence in the market, and is dependent upon receipt of proceeds from this Offering or elsewhere to expand its business as intended. Upon completion of the Offering, even if the entire Offering amount is raised, the amount of capital available to the Company will be limited, and may not be sufficient to enable the Company to fully develop its business without additional fund raising. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, requiring it to curtail its expansion efforts.


3. Rapid Technological Change. The industry in which the Company operates and the market for the Company's services is characterized by rapid technological developments, evolving industry standards, and frequent new product and service introductions and enhancements. The development and introduction of new products and services could render the Company's existing services unmarketable. The Company's business depends in significant part on its ability to continually improve the performance, features, and reliability of its motorcycle accessories and apparel products and services, and to modify its manufacturing operations to work with new technological standards in response to both evolving demand in the marketplace and competitive products and services. The Company's pursuit of improved performance, new features, and necessary technological advances will require substantial time and expense, and there can be no assurance that the Company will succeed in adapting its products to changing technology standards and customer requirements.

Although the Company intends to support emerging industry standards, there can be no assurance that industry standards will emerge, or if they become established, that the Company will be able to conform to these new standards in a timely and economic fashion and maintain a competitive position in the market. There can be no assurance that the announcement or introductions of new products or services by the Company or its competitors, or any change in industry standards will not cause customers to defer or cancel purchases of existing products or services, which could have a material adverse effect on the Company's business, financial condition, and results of operations. See "Business".


4. Hardware Purchases. The Company must continue to purchase the most advanced hardware and software in the market in order to stay competitive. There is the distinct possibility that the price of certain hardware and software items may increase drastically such that the Company will not be able to purchase these items in a timely fashion, and may have to spend undue amounts of time shopping for more cost-effective approaches.
Any of these occurrences could materially effect the Company in an adverse way. There is also the danger that the costs of production or distribution will accelerate. A drastic increase in production or distribution expenses could cause the Company material expenses, and force the Company to completely restructure its business model, thereby likely causing substantial expenses and losses. The Company, in anticipation of this possibility, has begun to contact major manufacturers and wholesalers so as to form strategic alliances. Alliances have been formed in the form of favorable distribution agreements with CGS Machine & Tool and Race Engine Valve. The Company will continue to pursue such beneficial alliances to remain competitive within their industry.


5. No Dividends. The Company does not currently pay cash dividends on its Common Stock and does not anticipate paying such dividends at any time in the immediate future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business (See "Dividend Policy").


6. Intense Competition. The motorcycle accessories and apparel market is competitive and there are no substantial barriers to entry. The Company expects that competition will intensify in the future. The Company believes that its ability to compete successfully depends on a number of factors, including brand awareness and market presence; the quality of its advertising services; the accuracy of directing Internet traffic to its website, ease of use and timing of introductions of new products by the Company and its competitors; the ability of the Company to establish co-marketing relationships; and industry and general economic trends.


7. Untrained/Unskilled Labor Pool. The Company intends to expand its operations in technical areas which demand skilled, technical labor. If such labor is difficult to identify and subsequently hire, the Company may be affected in materially adverse ways, including, among others, serious delays and expenses in training this non-technical labor.


8. Arbitrary Determination of Offering Price. The Offering price of the Shares offered hereby was arbitrarily determined by management of the Company, and was set at a level substantially in excess of the price recently paid by such management for Shares of the same class. The price bears no relationship to the Company's assets, book value, net worth or other economic or recognized criteria of value. In no event should the public offering price be regarded as an indicator of any future market price of the Company's securities.



9. No Assurance of a Public Market for Securities. There is presently no public market for the securities of the Company and no assurance any market will develop for the securities upon completion of this offering or, if a market does develop, that it will continue. There is also no assurance as to the depth or liquidity of any such market or the prices at which holders may be able to sell the securities. An investment in the Shares may be totally illiquid and investors may not be able to liquidate their investment readily or at all when they need or desire to sell. The company does intend on submitting its shares for trading on the over-the-counter bulletin board (OTCBB).


10. No Market for Shares; Restrictions on Transferability There has been no public market for the Shares offered in this Private Offering Memorandum. The Shares, if sold to investors in the United States may be considered "restricted securities", in which case the Securities may need to be sold in compliance with Rule 144, adopted under the Securities Act of 1933. Rule 144 provides, in essence, that holders of restricted securities, after holding restricted securities for one (1) year, may sell in broker/market maker transactions an amount equal to the greater of 1% of the Company's outstanding Common Stock or the weekly average trading volume over the preceding four weeks, every three (3) months. There can be no assurance that a public market for the Common Stock will be present, or that Rule 144 will be available at the time an investor may wish to sell any Shares purchased in this Offering. Investors must be prepared to accept the fact that their investment is of a long-term nature and may not be readily liquidated.

There can be no assurance that that the conditions necessary to permit sales under Rule 144 will ever be satisfied. Moreover, there can be no assurance that any market for the Shares will develop, or that, if a market develops, it will be sustained. Investors in this Offering may be required to execute a lock-up agreement if so requested by the Underwriters in any IPO, pursuant to which they will agree not to offer, sell or pledge, or otherwise dispose of their Shares for a prescribed period without the prior written consent of the managing underwriter. The Shares are being offered and sold pursuant to applicable private placement exemptions under the Federal securities laws and in compliance with applicable state securities laws. The Shares may not be transferred except in compliance with all applicable Federal and state securities laws.


11. Volatility of Stock Prices. In the event a public market does develop for the Shares, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of the Company and other factors such as investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to the Company's activities, future financial condition and management.


12. Applicability of Low Priced Stock Risk Disclosure Requirements. The Shares of the Company will be considered low-priced securities under rules promulgated under the Exchange Act. Under these rules, Broker-Dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the Broker-Dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-Dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. The likely effect of these restrictions will be a decrease in the willingness of Broker-Dealers to make a market in the stock, decreased liquidity of the stock, and increased transaction costs for sales and purchases of the stock as compared to other securities.





13. Limited Liability of Management. The Company has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of its Officers and Directors, and provide for indemnification by the Company of its Officers and Directors to the full extent permitted by Florida corporate law, which generally provides that its officers and directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholder's ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors (See "Certain Transactions
- Conflicts of Interest").


14. Best Efforts Offering/No Firm Commitment. The Shares are offered by the Company on a "best efforts, no minimum basis"; there is no underwriter and no firm commitment from anyone to purchase all or any of the Shares offered. No assurance can be given that all or any of the Shares will be sold. Furthermore, there is no escrow of funds or other provisions for returning any investors' funds if less than all Shares offered hereby are sold. This creates an increased risk to initial investors, in the event the Company is unable to raise the entire Offering amount, because there is no minimum Offering amount and funds will be utilized as received by the Company.


15. Uncertain Sufficiency of Funds. The Company believes that the net proceeds to the Company from the sale of the Shares offered hereby (assuming that all Shares offered hereby are sold) will provide the Company with sufficient capital to expand operation of the Company's proposed business until it can begin generating profits from operations. Many factors may, however, affect the Company's cash needs, including the Company's possible failure to generate sufficient revenues from operations (See "Use of Proceeds"). In addition, if less than all Shares are sold, the Company may not have sufficient capital to fund operations until sufficient revenues are being generated and may be unable to find suitable financing on terms acceptable to the Company. This event would significantly increase the risk to those persons who invest in this offering (See "Use of Proceeds").


16. Benefits to Present Stockholders/Disproportionate Risks. Collectively, the existing shareholders own 8,120,000 shares of the Company's Common Stock. If all Shares offered hereby are sold, upon completion of the Offering present stockholders will own 66.7% of the then outstanding Common Stock, and investors in this Offering will own the other 33.3%, for which they will have paid $1,000,000 cash. Thus, investors in this Offering will provide a disproportionately greater percentage of the cash contributed to capital of the Company than the ownership percentage they receive. Present stockholders will benefit from a greater share of the Company if successful, while investors in this Offering risk a greater loss of cash invested if the Company is not successful.


17. Broad Discretion in Application of Proceeds. Of the estimated net proceeds from this Offering, approximately $990,000 after estimated expenses, has been allocated for working capital and other development uses for its marketing and advertising products and services (See "Use of Proceeds"). None of the funds allocated to the foregoing purposes is subject to binding agreements requiring such use and no specific acquisition now being negotiated is likely to occur. Accordingly, the Company will have broad discretion in the application of such proceeds.

USE OF PROCEEDS

The net proceeds to be received by the Company from the sale of 4,000,000 Shares offered by the Company hereby are estimated to be approximately $990,000, after deducting Offering expenses payable by the Company. The Company believes the net proceeds of this Offering will be sufficient to fund its plan of operations for at least the next twelve months, however, it may be necessary for the Company to raise additional funds to meet the expenditures required for operating its business.

Amount		        Type					                                        Percentage
-------        	--------------------------                       -----------
$580,000	       Inventory Purchasing & Manufacturing Operations	  58%
$55,000		       Working Capital and Operating Expenses           	5.5%
$60,000		       Management, Staffing, and New Hires         	    	6.0%
$180,000	       Sales, Marketing, Advertising	                   	18%
$125,000	       Filing for Active Trading Status On the OTCBB		   12.5%
--------       	---------------------------                      ------------
$1,000,000	     TOTAL						                                       100%

From time to time in the ordinary course of business, the company evaluates the acquisition of products, businesses, and technologies that complement the Company's business, for which a portion of the net proceeds may be used. Pending use of the net proceeds for the above purposes, the Company intends to invest such funds in short-term interest-bearing securities or other instruments, as the Company deems appropriate.



CAPITALIZATION AND DILUTION

Dilution is the difference between the Offering price of $0.25 per share for the Common Stock offered herein, and the net tangible book value per share of the Common Stock immediately after its purchase, before deducting the estimated Offering expenses. The Company's net tangible book value per share is calculated by subtracting the Company's total liabilities from its total tangible assets (total assets less any intangible assets), and then dividing by the number of shares then outstanding. Prior to the sale of any Shares in the Offering, the Company has 8,120,000 shares of Common Stock outstanding.

The Company was incorporated in Florida in May 1992, has short- and long-term liabilities, and has limited assets. Without taking into consideration any operating results or other changes after December 31, 1998, the estimated pro forma tangible book value of the Company prior to the Offering is approximately a negative $11,424, or ($.001) per Share, based on 8,120,000 Shares of Common stock outstanding (adjusted for stock split). Assuming no further changes in net tangible book value other than those resulting from the sale of all the Shares offered hereby and receipt of the net proceeds therefrom, after payment of Offering expenses of approximately $10,000, the estimated post-Offering pro forma net tangible book value of the Company would be approximately $978,576 or approximately $.081 per Share, with 12,120,000 Shares then outstanding. This represents an immediate increase in net tangible book value of about $.082 per Share to existing stockholders, and an immediate dilution of $.168 per Share (or 67.2%) to new investors. The following table illustrates the foregoing information with respect to dilution to new investors on a per share basis.


Offering price per Share:                                 	    $.25

Net tangible book value per Share prior to Offering:     		    $(.001)

Increase attributable to purchase of Shares by new investors:		$.082

Post offering pro forma net tangible book value per Share:  			$.081

Dilution to investors in this Offering:                       	$.168



If less than the entire offering amount is sold, dilution to participating investors will be higher. The fewer the number of Shares sold, the greater the dilution will be.

PLAN OF DISTRIBUTION

1. General

The Company is offering the Shares on a best-efforts, no minimum basis. The Offering will be managed by the Company without the utilization of any underwriter, investment banker, or broker-dealer.

The Company may enter into agreements with securities broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"), whereby these broker-dealers will be involved in the sale of the Shares and will be paid a commission by the Company of up to ten percent (10%) of the offering price of the Shares sold by them, plus an additional unaccountable expense of three percent (3%) of the offering price of the Shares sold by them, as agreed to between the Company and the broker. However, the Company has not currently entered into any agreements with any broker-dealers, and there can be no assurance that the Company will do so.

The Shares will be offered and sold by officers, directors, and employees of the Company, who will receive no sales commissions or other compensation in connection with the Offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with such activities. However, these persons will receive compensation as per their normal relationship with the Company. The Shares will be sold only to persons who meet the suitability standards set forth herein, at a price of $.25 per Share (See "Suitability Standards"). In the event of over-subscription, the Company may, in its sole discretion, elect to retain all funds received and increase the total offering amount to include the over-subscribed amount.

2. Method of Subscribing

Investors may subscribe for the Shares by filling in and signing the Subscription Agreement and the Confidential Purchaser Questionnaire included herewith and delivering them to the Company prior to the Expiration Date as defined below. Certificates of Common Stock subscribed will be issued to each investor as soon as practical after the subscription is accepted by the Company, which will occur after review of the subscription materials and all other factors relevant to the transaction.

3. Expiration Date

The Offering will expire (the "Expiration Date") on December 31,
1999 or when the entire Offering is fully subscribed, unless the Company, at its option, extends the offering period and updates the disclosures contained herein.

4. Right to Reject

The Company reserves the right to withdraw this offer at any time, or to reject any subscription in its sole discretion for any reason whatsoever prior to acceptance. Upon acceptance, funds for such subscription will be promptly deposited by the Company in its regular corporate checking account.

5. Immediate Use of Funds

There is no escrow of proceeds, and all proceeds will be immediately used by the Company in its operations as received.
See "Use of Proceeds".

LEGAL PROCEEDINGS

There have been no legal proceedings against the Company since inception, nor is the Company aware of any disputes which may result in legal proceedings.










DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name			                      	Age		                 Position
-------------------------     ---------             ---------------------
Pierre Elliott			             38		                  President and CEO for the
                                                    Company; Director
Lisa Elliott			               36	                  	Controller; Director

Alan Lichtman		              	25		                  Operations Manager; Director

Margaret Hurley		             41		                  Marketing Director; Director

David A. Lewis, PH.D		        45		                  Director

Pierre Elliott has been President & CEO and Chairman of the Company since its inception in 1992. Mr. Elliott has been involved in various aspects of the industry for the past 25 years including manufacturing, wholesaling, inventory management, quality control, and retail sales. During the Company's history, Mr. Elliott developed and implemented all operations and developments creating a company that started with less than 50 customers, and today retails and wholesales products over 1,500 customers in South Florida and the Caribbean. Prior to this, Mr. Elliott owned several local ventures during a time span of five years including a restaurant, a grocery store, and home cleaning service. Mr. Elliott is a member of the Diamond Racing team and the National Hot Rod Association. Pierre Elliott is married to Lisa Elliott.

Lisa Elliott has served as Secretary and Director of the Company since its inception in 1992. During her tenure she has been in charge of staffing, customer relations, and assists the accounting department. Mrs. Elliott served previously as a financial accountant for Colorfilm Video and Mobo Enterprises. During her tenure there, Mrs. Elliott was responsible for the Company's daily accounting transactions including accounts receivable and accounts payable. Lisa Elliott is married to Pierre Elliott.

Alan Lichtman serves as the Company's Operations Manager and Director since August 1999. Prior to joining Diamond Powersports, Mr. Lichtman was a licensed Financial Service Professional with First Union National Bank for five years. Mr. Lichtman has been directing retail and marketing operations for the last 8 years. Mr. Lichtman's background also includes three years of retail operations work with Atlantic Records where he assisted in the marketing and distribution of new audio products. Mr. Lichtman will co-assist Mr. Elliott in the Company's national operations.

Margaret Hurley serves in the capacity as a Marketing Director and Director of the Company since September of 1999. Prior to joining Diamond Powersports, Mrs. Hurley was a team manager for State Farm Insurance Co. for over 19 years. Mrs. Hurley's background experience consists of defining a market and managing the marketing process. Mrs. Hurley's responsibilities include managing market penetration and product quality control. Mrs. Hurley holds a bachelor's degree in Criminal Justice from the University of Central Florida.

Dr. David A. Lewis serves in the capacity as Director of the Company since September of 1999. Dr. Lewis is currently the Director of Pastoral care at Covenant Life Christian Church in Ft. Lauderdale, Florida. Prior to this, Dr. Lewis owned Tropical Clima-Coat, Inc., which provided construction services to commercial and residential buildings. As the Owner/ President, Dr. Lewis managed all aspects of the business including construction operations, marketing, and accounting. Dr. Lewis has traveled to several countries outside the U.S., including Mexico, Kenya, Ecuador, Belize, and Haiti, to give seminars on organizational and corporate structure and provide corporate assistance to charitable organizations. Dr. Lewis holds his PH.D from So. Fla. Bible College and is licensed in the State of Florida as a counselor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Company's Common Stock as of September 30, 1999, with respect to: (i) each person known to the company to be the beneficial owner of more than five percent of the Company's Common Stock, (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of September 30, 1999 there were 8,320,000 shares of common stock outstanding. As of September 30, 1999, there were no preferred shares outstanding.


(1)Title of Class (2)Name and Address of (3)Amount and Nature of(4)Percent of
                     Beneficial Owner(s)    Beneficial Ownership   class

Common Stock       Pierre & Lisa Elliott    8,100,000  <F4>        97.4%
($.001 par         10145 NW 46th Street
value)             Sunrise, FL 33351

Common Stock       Alan Lichtman               20,000              .2%
($.001 par         10145 NW 46th Street
value)             Sunrise, FL 33351

Common Stock       All Directors            8,120,000              97.6%
($.001 par
value)

<F4>
Pierre and Lisa Elliott are the beneficial owners of the above securities and hold them as Joint Tenancy With Rights of Survivorship.

DESCRIPTION OF SECURITIES

Qualification. The following statements constitute summaries of the material provisions of the Company's Certificate of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws which are contained in the Exhibits to this registration statement.

The Company's Articles of Incorporation authorize it to issue up to 100,000,000 Common Shares, $.001 par value per Common Share. On August 1, 1999 the Company Amended its Articles of Incorporation to authorize 5,000,000 shares of Preferred Stock, no par value per share. Such Preferred Stock may or may not be: issued in series, convertible into shares of common stock, redeemable by the Company, and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. However, since the writing of this report, no Preferred Shares were issued and outstanding.

Common Stock. All outstanding Common Shares are legally issued, fully paid and non-assessable.

Liquidation Rights. Upon liquidation or dissolution, and after payment of the Preferred Shareholders, each outstanding Common
Share will be entitled to share equally in the remaining assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available thereof. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial conditions at the time.

Voting Rights. Holders of Common Shares of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

Preferred Stock. The Corporation is authorized to issue Five Million (5,000,000) Preferred Shares, no par value per share. The rights, preferences, privileges and restrictions granted to and imposed on the Common Shares and the Preferred Shares are identical in all respects, except that the holders of the Preferred Shares may have certain conversion rights and a liquidation preference upon such issuance. Terms of the Preferred Stock would be outlined by the Company's Board of Directors in the event of such issuance.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Company does not have any "experts" or "counsel", as defined by Item 509 in Regulation S-B, that were hired on a contingent basis or that will receive a direct or indirect interest in the Company. In addition, the Company has not engaged a promoter, underwriter, voting trustee, director, officer, or employee on a contingent basis related to the filing of this registration statement.

DESCRIPTION OF BUSINESS

Corporate Organization

As used herein, the term "Company" refers to Diamond Powersports, Inc., a Florida Corporation, and any predecessors, unless the context indicates otherwise. Originally incorporated in May 1992 in Florida as Diamond Racing, Inc., the name was changed in August of 1999 to Diamond Powersports, Inc. to reflect management's' plans to enter additional segments of the powersports apparel and accessory market. The "powersports" market consists primarily of street and off-road motorcycles, all-terrain vehicles (ATV's), and small watercrafts such as jet skis and powered kayaks.

Since 1992, the Company has concentrated operations primarily on the motorcycle accessory and apparel industry. Specifically, the Company has focused on the street motorcycle and cruiser segments of the accessory and apparel industry. In August 1999, the Company developed a new division of operations related to the preparation, development, and marketing of a motorcycle accessories and apparel e-commerce Internet site. This operating division is known as startumup.com. The Company has to date made significant expenditures toward the development of startumup.com and has yet to commence operations of this division. The Company anticipates that the launch date for the web site will be spring of the year 2000.

Description of Business

Diamond Powersports. The Company's operations primarily involve motorcycle accessory and apparel manufacturing and distributing, specializing in affordable brand name and after-market products. Through its emphasis on budget pricing and high quality products, the Company has developed a market in the motorcycle accessory and apparel industry. The Company currently operates one office and is maintained by a management team of five individuals. The present geographic area the Company operates includes primarily the Dade County, Broward County, and South Palm Beach County areas of South Florida. Additional markets have also developed in the Caribbean islands.

Marketing for the Company's products is accomplished through print ads in newspapers and magazines as well as wholesale referral. Additionally, the Company utilizes a network of industry wholesale buyers to sell large product quantities.

The motorcycle accessory and apparel industry is highly competitive with respect to price, service, quality, and location. There are numerous competitors in the motorcycle accessory and apparel industry possessing substantially greater financial, marketing, personnel and other resources than the Company. There can be no assurance that the Company will be able to respond to various competitive factors affecting the business. The Company plans to gain a competitive advantage over its competitors in the motorcycle accessories and apparel industry by offering quality service at a low price. The Company believes the e-commerce operations will allow its overhead to be further reduced, giving it a further competitive advantage in the future. The Company has been successful in achieving this goal since 1992 and plans to further expand in South Florida by continuing its current marketing strategy.

The main markets for Diamond Powersports are individual retail customers and wholesale buyers and no single customer makes up more than ten percent of the total revenues of Diamond
Powersports, Inc. The Company does not expect that this will change in the future.


The Company has three full-time employees, and two part-time employees. The Company also has two management consultants that are each independently contracted with the Company to service and provide financial consulting and services relating to the Company's initial registration with the Securities and Exchange Commission.

Startumup.com. The Company is developing a separate division which includes a motorcycle accessory & apparel e-commerce Internet site. Startumup.com is being developed by the Company's management team under the guidance of Todd Shuler of Perspectives Business Support Systems. Mr. Shuler and his team have extensive experience with several facets of e-commerce development and marketing including providing developmental services to such web sites as Bank of America? and Xerox?. The site will be designed to create a marketing and distribution area for motorcycle accessories and apparel, which primarily include: tires, wheels, batteries, custom chrome, lubricants, valves, steering components, sprockets, seats, exhausts, and motorcycle related apparel. Initially, the Company will begin targeting the street bike and motorcycle cruiser market segments, which account for approximately thirty-four percent (34%) of the total two-wheel motorcycle market, according to the Motorcycle Industry Council?. As developments progress, the Company plans to offer product lines to fulfill the demand of the remaining part of the two-wheel motorcycle market, which includes dirt bikes and all-terrain-vehicles (ATV's). Manufacturing operations are also expected to expand and offer new, uniquely designed retail products to customers.

The Company will attempt to develop the startumup.com concept of a "one-stop, motorcycle superstore," and will strive to provide the best prices available. Initially, the Company anticipates a catalogue web format with 1000-2000 products, with new lines being added as traffic increases. The Company intends to maintain a floating inventory of products, as current available product sourcing eliminates the need for an extended inventory. All customer orders will be implemented by online credit card or cyber cash systems with a virtual shopping cart. Visitors to the online store will be able to shop 24 hours a day, 7 days a week, regardless of location, and will be able to shop and order in English, Spanish, or French. Startumup.com has a projected launch date of February 2000. The Company plans to launch a preview site for the general public by January of 2000.

Motorcycle accessories and apparel will be marketed over the World Wide Web via the Internet. The Company has orally entered into a marketing alliance with RST Designs, Inc. to assist with initial marketing plans and provide marketing support for the e-commerce operations. The Company has also engaged the Motorcycle Industry Council? to provide motorcycle demographic and statistical information relating to various aspects of the industry. The Company is also negotiating online marketing contracts with search engines and major Internet Portals such as Yahoo! and Earthlink. Advertising is expected to commence in Spring of 2000. To date, no formal contracts or agreements have been reached with search engines, Internet portals, or other potential online advertising or marketing outlets.

The online motorcycle accessory and apparel supply industry is highly competitive with respect to price, service, quality, and Internet marketing. In addition, the barriers to entry for e-commerce activities are low and it is expected that larger, well-established competitors will begin e-commerce marketing of their own products in the future. As a result, the potential for failure in this industry is significant. There can be no assurance that the Company will be able to respond to various competitive factors affecting the business. The Company plans to attempt to gain a competitive advantage over its competitors in motorcycle accessories and apparel by offering a variety of quality products at a low price, directly to the consumer. This will be achieved by working directly with wholesalers, enabling the Company to get and pass on to the customer the best prices in the online market. The Company also plans to gain a competitive advantage by providing access to the web site in English, Spanish, and French. The Company hopes that this will successfully increase its market appeal and presence with a wide variety of cultures and communities.

The principal suppliers to startumup.com will be wholesale distributors and manufacturers, who do not sell retail, but do supply other retail stores and export companies. The Company's current distribution agreements with distributors and manufacturers for its traditional retail outlets will remain in effect with its e-commerce operations. Although the terms vary among wholesalers, such distribution agreements have been made with Good Year, Dunlop Distributors, Inc., Vance & Hines, Inc., CGS Machine & Tool, Inc., and Race Engine Valve, to name a few. The Company believes that its current distribution agreements account for the majority of its planned product line. However, material changes to these agreements or price inflation could hinder Company's ability to purchase their products in a competitive manner. In such an event, the Company would seek to establish other wholesale relationships. A delay in locating new wholesale suppliers could have an adverse affect on the revenues and cash flows of the Company.

The Company does not expect that any single customer will account for more than ten percent of its business. At the present time there is no need for governmental approval, though this may change in the future.

The Diamond Powersports, Inc. staff is projected at 4-5 new employees for the first twelve months. The five managers that are presently on staff will supervise these new employees.

Reports to Security Holders

The Company's annual report will contain audited financial statements. The Company is not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The Company intends , from this date forward, to file all of its required information with the Securities and Exchange Commission ("SEC"). Prior to this form being filed there were not other forms filed. The Company plans to file its 10KSB, 10QSB, and all other forms that may be or become applicable to the Company with the SEC.

The public may read and copy any materials that are filed by the Company with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The Public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The statements and forms filed by the Company with the SEC have also been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site can be found at {http://www.sec.gov.} Additional information can be requested directly from the Company at 10145 NW 46th Street - Sunrise, Florida 33351 (954) 749-8606.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

The information contained herein contains certain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward looking statements involve risks and uncertainties, including, without limitation, the ability of the Company to continue its expansion strategy, changes in costs of raw materials, labor and employee benefits, as well as general market conditions, competition and pricing. Although the Company believes that the assumptions underlying the forward looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward looking statements included in the Form SB-2 will prove to be accurate. In view of the significant uncertainties inherent in the forward looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

General

The Company plans to continue the operations of its retail distribution business in the South Florida area. Emphasis will be placed on continuing to strengthen its position in that market. The Company also plans to greatly expand its e-commerce operations through its startumup.com division. A significant amount of its resources and finances will be spent on further developing and expanding this aspect of its operations.

The Company projects that the revenues from the sales of its products along with the proceeds of the sale of its securities in September of 1999 will be sufficient to pay its operating costs for the next twelve months. The Company is weighing the advantages of creating a large scale marketing and advertising campaign for its startumup.com operations. This campaign will require substantial capital which the Company does not currently have. If the Company should choose to create such a campaign the funds required to perform it would be raised through a future follow-on stock offering. In the event the Company is unable to raise additional monies through its future follow-on stock offering it may have to substantially modify its future plans.

Startumup.com

The Company currently has no plans to conduct any product research. The Company will continue to develop and expand the startumup.com Internet site. This development will not require the purchase of additional equipment or supplies but funds will be used to pay developers of the web site and other related online and software needs. As the Company expands, significant personnel changes will be made. Initially, the Company projects the need for 4-5 additional full-time employees to administrate over and operate the startumup.com division. If revenues should increase from the startumup.com Internet site the need for personnel will greatly increase with it.

Security of Online Transactions

The Company will address the risks associated with security breaches for online credit cards and cyber cash systems for startumup.com by utilizing the services of a leading provider of custom processing solutions. This provider is believed to offer the highest levels of secured customer transactions including high-level encryption standards to ensure a safe and secure funding. These transactions will include checkless checks and all major credit cards using state of the art electronic processing. At the present time, the Company is reviewing various proposals from companies that guarantee secure transactions.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. The Company relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by the Company to protect customer transaction data. If any such compromise of the Company's security were to occur, it could have a material adverse effect on the Company's reputation, business, prospects, financial condition and results of operations.

A party who is able to circumvent the Company's security measures could misappropriate proprietary information or cause interruptions in the Company's operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of the Internet and other online transactions and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the Web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage the Company's reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company's business.

Management's Discussion and Analysis of Financial Condition and
Results of Operations

Results of Operations

Three months ended September 30, 1999 and September 30, 1998;
Nine months ended September 30, 1999 and September 30, 1998 & years ended December 31, 1998 and December 31, 1997

Sales
Sales for the three months ended September 30, 1999 increased to $70,621 from $69,032 for the comparable period in 1998, an increase of 2.3%. Sales for the nine months ended September 30, 1999 decreased to $234,823 from $251,026 for the comparable period in 1998. The decrease in revenues was primarily attributable to the Company's shift in product mix to lower priced motorcycle components. Gross margins, however, increased to 34% during the nine months ended September 30, 1999 from 26% for the comparable period in 1998, an increase of 8%.

Sales for the year ended December 31, 1998 decreased to $313,782 from $326,410 for the year ended December 31, 1997, a decrease of 3.9%. The decrease in revenues was primarily attributable to a decrease in the revenues from the Company's wholesale operations.

Retail and wholesale sales of the Company's motorcycle accessories and apparel have accounted for 100% of total net sales in 1997, 1998, and 1999 to date. The Company expects an accelerated growth of sales in 2000 due to increased expenditures on marketing and a growing public awareness of its products.

Income/ Losses

Net losses for the three months ended September 30, 1999, increased to $9,240 from $481 for the comparable period in 1998, an increase of $8,759. Net losses for the nine months ended September 30, 1999 increased to $7,424 form $1,750 in the comparable period in 1998. The increase in net losses were primarily attributable to expenditures relating to the Company's preparation in gaining active trading status on the OTC Bulletin Board and the hiring of additional personnel.

Net losses for the year ended December 31, 1998 decreased to $2,187 from $9,537 for the year ended December 31, 1997, a decrease of $7,350. The decrease in losses was primarily related to the Company's better management of certain expenses, particularly with company salaries.

The Company expects to continue to incur losses at least through the third quarter of the year 2000. In addition, there can be no assurance that the Company will achieve or maintain profitability or that its revenue growth can be sustained in the future.

Expenses

Selling, general and administrative expenses for the three months ended September 30, 1999, increased to $29,328 from $17,196 in the comparable period in 1998, an increase of 41%. Selling, general, and administrative expenses for the nine months ended September 30, 1999 increased to $79,358 from $62,528 in the comparable period in 1998, an increase of 27%.The increase in selling general and administrative expenses for the third quarter was primarily the result of an $8,143 increase in labor costs from the same period in 1998.

Selling, general and administrative expenses for the year ended December 31, 1998, decreased to $78,161 from $90,445 for the year ended December 31, 1997, a decrease of 14%. The decrease in selling, general and administrative expenses was the result of the Company's better management of certain expenses, particularly with company salaries.

Depreciation and amortization expenses for the three months ended September 30, 1999 and September 30, 1998 were $3,474 and $2,904, respectively. Depreciation and amortization expenses for the nine months ended September 30, 1999 and September 30, 1998 were $10,422 and $10,558, respectively. The increase was primarily due to the Company's additional purchases of property and equipment early in 1999.

Depreciation and amortization expenses for the years ended December 31, 1998 and December 31, 1997 were $16,258 and $13,198, respectively. The increase was primarily due to the additional purchases of property and equipment during 1998.

The Company expects increases in expenses through 1999 and the year 2000 as the Company moves toward increasing development and marketing of its startumup.com operations.

Cost of Labor

A large factor in the variation from year to year in the cost of labor as a percentage of net sales is the economic cost of labor.

The cost of labor for the three months ended September 30, 1999 was $11,060 compared to $2,917 for the comparable period in 1998. The cost of labor for the nine months ended September 30, 1999 was $21,860 compared with $10,612 for the comparable period in 1998. The increase in the cost of labor was primarily attributable to the hiring of additional staff personnel. Cost of labor as a percentage of sales for three months ended September 30, 1999 and 1998 respectively, were 16% and 4%.

The cost of labor for the year ended December 31, 1998 was $13,258 compared to $27,675 for the year ended December 31, 1997. The decrease in the cost of labor was primarily attributable to a reduction in office staffing hours. Cost of labor as a percentage of sales for December 31, 1998 and 1997 respectively, were 4% and 8%.

Cost of Sales

The largest factor in the variation from year to year in the cost of goods sold as a percentage of net sales is the cost of sales.

The cost of goods sold for the three months ended September 30, 1999 was $43,429 compared to $51,072 for the comparable period in 1998. The cost of goods sold for the nine months ended September 30, 1999 was $155,564 compared with $185,718 for the comparable period in 1998. The decrease in the cost of goods sold was primarily attributable to the Company's shift in product lines to lower cost, higher margin products. Cost of goods sold as a percentage of sales for three months ended September 30, 1999 and 1998 respectively, were 61% and 74%.

The cost of goods sold for the year ended December 31, 1998 was $232,147 compared to $241,784 for the year ended December 31, 1997. The decrease in the cost of goods sold, as in current year, was primarily the result of the Company's shift to higher margin motorcycle products. The Company expects cost of goods sold as a percentage of sales to decrease as the Company pursues additional beneficial vendor trade relationships and as more products are manufactured directly by the Company. Cost of goods sold as a percentage of sales for December 31, 1998 and 1997 respectively, were 74% and 75%.

Impact of Inflation

The Company believes that inflation has had a negligible effect on operations over the past three years. The Company believes that it can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

Three and nine months ended September 30, 1999 and September 30,
1998 & years ended December 31, 1998 and December 31, 1997

Cash flows generated by operations were a negative $59,400 for the nine months ended September 30, 1999 and $2,851 for the comparable period in 1998. Negative cash flows from operating activities for the nine months ended September 30, 1999 are primarily attributable to an increase in inventory and prepaid expenses related to this registration statement.

Cash flows generated by operations were a negative $3,025 for the year ended December 31, 1998, and a positive $85 for the year ended December 31, 1997. Negative cash flows from operating activities for the year ended December 31, 1998 is primarily attributable to additional inventory purchased for daily operations.

Cash flows generated from financing activities was $67,771 for the nine months ended September 30, 1999 and a positive $5,286 for the comparable period in 1998. The Company conducted a private placement offering in an effort to improve its cash flow in 1999.

Cash flows generated from financing activities was $93,999 for the year ended December 31, 1998 and a positive $22,299 for the year ended December 31, 1997. The positive cash flow generated was primarily the result of borrowing under a bank line of credit.

The Company has funded its cash needs from inception through September 30, 1999 with a series of debt and equity transactions, including private placements.

The shareholder loan payable of $3,792 on December 31, 1998 is payable to Pierre Elliott, President and majority shareholder. The loan is not evidenced by a written promissory note, rather it is an oral agreement. There is no interest on this loan and the effects of imputed interest are immaterial to the financial statements taken as a whole. The shareholder loan was repaid in full subsequent to year end.

In the third quarter of 1999, the Company raised $50,000 through a limited private placement under Rule 504 of Regulation D. The Company expects to finance operations through additional equity placements in the future as outlined in this registration statement.
The Company made no significant capital expenditures on property or equipment for the nine months ended September 30, 1999 or 1998. Capital expenditures on property or equipment for the years ended December 31, 1998 or 1997 were $86,905 and $21,334, respectively, primarily as a result of the Company's purchases of product packing equipment and transportation equipment.

Expenses for development, marketing and advertisement are projected at One Hundred and Eighty Thousand dollars ($180,000) during the year 2000. The company also expects to create an initial inventory valued at approximately Three Hundred Thousand
Dollars ($300,000).   The value and amount of the inventory will
increase as business develops. The Company is currently applying for 30-60 day lines of credit with its distributors. This will allow the Company to purchase the needed initial
inventory.   If the Company fails to get the lines of credit
from the distributors, the Company may have to reduce the initial amount of inventory and purchase needed amounts with cash. Additional initial development, marketing, advertising, and inventory costs are being paid for with funds from the proceeds of a limited private offering executed during the remainder of 1999. The Company expects to generate immediate revenues upon opening the web site and will use those revenues to pay for its operating costs. However, the Company does not guarantee that such revenues will be adequate to fund the Company's plans.

The Company will substantially rely on the existence of revenue from the retail and wholesale business and from the projected revenues of startumup.com. The Company projects that current and projected revenues and capital reserves will sustain it for 12 months. If the projected revenues of startumup.com fall short of needed capital the Company will not be able to sustain its capital needs for more than six months. The Company will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues beginning in the first quarter of 2000 will significantly affect the cash position of the Company and move the Company toward a position where the raising of additional funds through equity or debt financing will be necessary.

On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, additional infusions of capital and debt financing. The Company is considering launching a wide scale marketing and advertising campaign. The current Company's capital and revenues are not sufficient to fund such a campaign. If the Company chooses to launch such a campaign it will require substantially more capital. If necessary, the Company plans to raise this capital through an additional stock offering. The funds raised from this offering will be used to develop and execute the marketing and advertising strategy which may include the use of television, radio, print and Internet advertising. However , there can be no assurance that the Company will be able to obtain additional equity or debt financing in the future, if at all. If the Company is unable to raise additional capital, the growth potential will be adversely effected. Additionally, the Company will have to significantly modify its plans.

Trends, Events, and Uncertainties

Demand for the Company's products will be dependent on, among other things, market acceptance of the Company's concept, the quality of its Web site and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of the Company's activities is the receipt of revenues from the sales of its products, the Company's business operations may be adversely affected by the Company's competitors and prolonged recessionary periods.

Year 2000 Implications

Many current installed computer systems and software may be coded to accept only two-digit entries in the date code field and cannot distinguish 21st century dates from 20th century dates. As a result, many software and computer systems may need to be upgraded or replaced. Because of the nature of the business of the Company's startumup.com division, being an internet based company, there is uncertainty about the overall effect of the Year 2000 on the internet and therefore the Company's Internet operations. If other third parties that the Company uses or the overall Internet should experience significant problems from Year 2000 related issues, it could significantly affect the operation and ability of startumup.com to perform business over the Internet and therefore could adversely affect revenues. The Company has taken steps to insure that all of the internal computer systems are compliant. The Company has to date replaced its computers with new Year 2000 compliant machines. The Company has not incurred material costs to date in the process, and does not believe that the cost of additional actions will have a material effect on its operating results or financial condition. The Company's current systems and products may contain undetected errors or defects with Year 2000 date functions that may result in material costs. In addition, the Company utilizes third-party equipment, software and content, including non-information technology systems, such as security systems, building equipment and systems with embedded micro-controllers that may not be Year 2000 compliant.

The Company has taken steps to analyze its technical relationships and ensure that its third party suppliers, distributors, advisors, and other entities that the Company depends on for operations are also compliant. These include but are not limited to its relationship with Yahoo!, Earthlink, Nexlook, and Perspectives Business Support Systems of North Carolina . The Company has received verification that these Companies are compliant. Not all of the Company's third party distributors have given adequate assurances that they are or are not compliant and therefore may or may not experience problems relating to the Year 2000 issues and potentially create delays in distributing needed inventory or create other unforeseen problems.

Failure of third-party equipment, software or content to operate properly with regard to the Year 2000 issue could require the Company to incur unanticipated expenses to remedy problems, which could have a material adverse effect on its business, operating results and financial condition. If any problems arise from third parties or from the Internet in general related to the Year 2000 issues, the ability of the Company to respond is limited, due to its nature as an Internet Company.

Additionally, the computer systems necessary to maintain the viability of the Internet or any of the Web sites that direct consumers to the Company's online stores may not be Year 2000 compliant. Computers used by customers to access the Company's online stores may not be Year 2000 compliant, delaying customers' product purchases. The Company cannot guarantee that its systems will be Year 2000 compliant or that the Year 2000 problem will not adversely affect its business, which includes limiting or precluding customer purchases.

Year 2000 Contingency Plan

If such a situation should occur the Company will process the existing orders using no Internet and computer based methods, such as telephone conformation, standard ground shipping done through local offices, and manual processing of credit cards. This will continue until all third parties or the Internet solve the problems and normal business operations can continue.

DESCRIPTION OF PROPERTY

The Company's executive offices are located at 10145 Northwest 46th Street - Sunrise, Florida 33351. These offices consist of 2,500 square feet, which are leased through April 2001 for $1,202.00 per month. The Company projects that its current offices will need to be expanded during the next six months to handle anticipated capacity resulting form the Company's growth in early 2000. The Company currently has the option to lease neighboring warehouse bays, which will be an additional 2,500 square feet, for an additional $1,850 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions, or proposed transactions during the past two years to which the Company or any Officers or Directors were a party.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this Offering, there has been no public market for the Shares of Common Stock, and there can be no assurance that a market will develop upon completion of this Offering or, if a market should develop, that it will continue.

The Company has never paid any cash dividends nor does it intend, at this time, to make any cash distributions to its shareholders as dividends in the near future.

As of September 30, 1999, the number of holders of the Company's common stock is 7.

EXECUTIVE COMPENSATION

Executive Compensation
	No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of the Company during the years
1997 to 1999. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Pierre Elliott and Lisa Elliott, the Company's chief executive officer and secretary for the past three years.

SUMMARY COMPENSATION TABLE

Annual Compensation in ($)

                                      Awards      Payouts

Name and
Principal
Position         Year    Salary    Bonus   Other   Stock  Options LTIP All Other

Pierre Elliot    1999    6,050     -       -       -      -       -    -
ChiefExecutive   1998    3,000     -       -       -      -       -    -
Officer          1997   12,080     -       -       -      -       -    -

Lisa Elliott     1999    6,050     -       -       -      -       -    -
Secretary        1998    3,000     -       -       -      -       -    -
                 1997   12,080     -       -       -      -       -    -


The Company has entered into an employment agreement with Pierre Elliott for a term of one year. Pursuant to the agreement, Mr. Elliott serves as President, Director and General Manager. Mr. Elliott shall receive an annualized base salary of $65,000 and is entitled to an incentive bonus of .5% of the gross profits. Mr. Elliott's salary has not started to accrue.

The Company has also entered into an employment agreement with Lisa Elliott for a term of one year. Pursuant to the agreement, Mrs. Elliott serves as Secretary, Controller and Director. Mrs. Elliott shall receive an annualized salary of $30,000, payable in installments according to the Employer's regular payroll schedule. Mrs. Elliott's salary has not started to accrue.

All executive salaries and agreements will not begin until fall of 1999.

Compensation of Directors

In 1999, the Company committed itself to compensate each of its Board of Directors with shares of its common stock and common stock purchase options. As of the date of this report, the terms have yet to be finalized and no option agreement has been officially adopted. Comments in the auditor's report reflect that term have been defined regarding compensation. Since the writing of the report, terms remain undefined and no agreement or terms have been reached.

PART F/S
The Company's unaudited interim financial statements for period ended September 30, 1999 and annual audited financial statements for the fiscal year ended December 31, 1998 are attached hereto as pages F-1 through F-11.




-- The rest of this page is left intentionally blank--








INDEX TO FINANCIAL STATEMENTS

Unaudited Interim Financial Reports for Three and Nine Months
Ended September 30,1999

Balance Sheets					                   	27, 28

Statements of Operations				           29

Statements of Cash Flows				           30,31

Notes to Financial Statements				      32

Audited Financial Reports for Year ending December 31, 1998

Letter From Auditor					               33

Balance Sheet						                    34,35

Statements of Operations				           36,37

Statements of Cash Flows				           38,39

Statement of Stockholder's Equity(Deficit)40

Notes to Financial Statements	   			      41-45







                              BALANCE SHEETS
                       ----------------------------
                        DIAMOND POWERSPORTS, INC.
              As of September 30, 1999 & December 31, 1998


 		ASSETS                    	(Unaudited)
			------		                    September 30, 1999   December 31,1998
CURRENT ASSETS                 ------------------   ----------------
---------------
Cash    	     	          	     	$        8,029      $         4,519
Accounts receivable				                 20,632               19,532
Prepaid expenses					                   42,000 		               ---
Inventory						                         45,614	              28,415
					                          ------------------   ---------------
TOTAL CURRENT ASSETS	                  116,275               52,466

PROPERTY AND EQUIPMENT
Furniture					                            3,490               1,900
Transportation equipment			              95,905              95,905
Equipment					                           44,999	             41,728
 Accumulated depreciation		             (62,302)            (51,880)
  						                       ------------------   ----------------

  NET PROPERTY AND EQUIPMENT 		          82,092              87,653

OTHER ASSETS
Deposits					                               300                 300
						                         ------------------   ----------------

TOTAL OTHER ASSETS		                        300                 300
						                         ------------------   ----------------

		TOTAL ASSETS		                  $     198,667         $   140,419
	         	  			               ================     ===============
















                See Accompanying Notes to Financial Statements


                            BALANCE SHEETS (CONTINUED)
                       -----------------------------------
                             DIAMOND POWERSPORTS, INC.

                 LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)

                               (Unaudited)
						                         September 30, 1999 December 31,1998
							                        ------------------ -----------------
CURRENT LIABILITIES
Accounts payable and accrued expenses 	$   6,896   	$  8,996
Current portion of bank note		             2,553	      2,553
Bank line of credit			  	                 75,566      52,150
Shareholder Loans Payable			                 ---		     3,792
							                               -----------	 -----------
		TOTAL CURRENT LIABILITIES	              85,015      67,491

LONG-TERM DEBT
Long-term portion of bank note		          82,499      84,352

STOCKHOLDERS' EQUITY(DEFICIT)
Common stock					                          8,320         300
($.001, par value,100,000,000
authorized- 8,320,000 issued
and outstanding)
Preferred stock (5 million
authorized- zero issued and
outstanding)					                           	---		       ---
Additional Paid-in-Capital			             41,980         ---
Retained deficit				                     (19,148)    (11,724)
							                              ------------   ----------


TOTAL STOCKHOLDERS'EQUITY(DEFICIT)	       31,152     (11,424)
							                              ------------   ----------
							                               $  198,667	 	$ 140,419
			 	    			                         ============	  ===========













                  See Accompanying Notes to Financial Statements

                     STATEMENTS OF OPERATIONS (Unaudited)
                 --------------------------------------------
DIAMOND POWERSPORTS, INC.
For the Three and Nine Months Ended September 30, 1999 & 1998

			             Three		       Three	   	    Nine	         Nine
			             Months Ended  Months Ended 	Months Ended  Months Ended
		             	Sept 30, 1999 Sept 30, 1998	Sept 30, 1999 Sept 30, 1998
			             ------------- ------------- ------------- ------------
REVENUE:
 Sales	         	$     70,621 $     69,032	 $    234,823  $    251,026
 Cost of Goods Sold   (43,429)     (51,072)     (155,564)     (185,718)
                ------------- ------------- ------------- ------------
GROSS PROFIT           27,192	      17,960         79,259	      65,308

EXPENSES:
 Advertising    	$        600  $      1,091 $       1,788 	      3,967
 Auto Expenses	           323	        1,288		       2,974	       4,683
 Contract Labor	          ---	        1,597		       2,255	       5,806
 Depreciation		         3,474	        2,904		      10,422	      10,558
 Dues & Fees	             867	           90		       1,167	         326
 Insurance			             938	          626		       3,512        2,277
 Miscellaneous Expense    ---	          367		         446	       1,336
 Office Expenses		        607	        1,025		       2,261        3,727
 Postage & Freight	     1,460	        1,228		       6,115        4,465
 Professional Fees	       400	           44		         920    	     160
 Rent				               4,492	        3,064		      13,552       11,143
 Salaries			           11,060	        1,320		      21,860	       4,800
 Taxes & Licenses	        639	          648		       2,056	       2,357
 Telephone			           2,879	        1,354	    	   7,665	       4,922
 Travel			                818	          337		         818	       1,227
 Utilities			             771           213		       1,547          774
  			            ------------   -----------  -------------    ---------
TOTAL EXPENSES	        29,328        17,196         79,358      62,528
			------------   -----------  ------------- -------------    ---------
INC/LOSS FROM
OPERATIONS           		(2,136)          764           (99)       2,780
OTHER INCOME/EXPENSE:
   Interest Expense	    7,104         1,245	         7,325       4,529
 			------------   -----------  ------------- ------------    ----------
  NET LOSS		     $     (9,240)  $	     (481)	$      (7,424)  $  (1,750)
			              ============   ===========  ============= ============
Net Loss Per Share-
Basic and fully diluted
                 $  	   **	            N/A	  $         **          N/A
			              =============  ===========	=============  ============
Weighted Average Shares
                    8,240,000	         N/A	  	  8,185,000          N/A
			              =============  ===========	============   ============
** Less than $ 0.01

              See Accompanying Notes to Financial Statements


                       STATEMENTS OF CASH FLOWS (Unaudited)
                    -------------------------------------------
                             DIAMOND POWERSPORTS, INC.

                 For the Nine Months Ended September 30, 1999 & 1998

                                          September 30,  	September 30,
     						                                        1999 		       	1998
							                                  --------------   	------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss 					                            $    (7,424)	  $    (1,750)
Adjustments to reconcile net loss
  to net cash provided by(used in)operating
  activities:
	Depreciation				                                10,422	        10,558
	(Increase) decrease in operating assets:
	 Accounts receivable		                       	 	(1,100)         6,201
	 Inventory					                                (17,198)	       (8,610)
	 Prepaid expenses			 	                         (42,000)           --
Increase (decrease) in operating
     liabilities:
	 Accounts payable & accrued expenses          	( 2,100)	       (9,250)
                                     							 -----------    -----------

NET CASH USED IN
OPERATING ACTIVITIES	                         		(59,400)	       (2,851)
							                                     ------------    ----------

CASH FLOWS FROM INVESTING ACIVITIES:
  Equipment Purchases			                       		(3,271)		          --
  Furniture Purchases			 		                      (1,590)	         	 --
							                                      ------------   ----------

NET CASH USED IN
	INVESTING ACTIVITIES		                         		(4,861)		         --
                                     							 ------------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Common stock issuances			                       50,000	          	--
  Proceeds from bank line of credit		             23,416	        8,214
  Repayments of bank line of credit		             (1,853)	      (6,720)
  Shareholder loans receipts(repayments)	         (3,792)	       3,792

		                                      					 ------------   ----------
	NET CASH PROVIDED BY
	FINANCING ACTIVITIES                           			67,771 	      5,286
			  				                                     ------------   ----------




                  See Accompanying Notes to Financial Statements


                       STATEMENTS OF CASH FLOWS (Unaudited)
                      --------------------------------------
                             DIAMOND POWERSPORTS, INC.
                For the Nine Months Ended September 30, 1999 & 1998

                                             September 30, September 30,
									                                            1999	         1998
								                                      -----------  -----------
NET INCREASE IN CASH
	AND CASH EQUIVALENTS                     			$      3,510  $     2,435

Cash and cash equivalents,
beginning of period				                     	$      4,519  $     1,050
							                                     	------------  ----------
	CASH AND CASH EQUIVALENTS
	END OF PERIOD					                          $      8,029  $     3,485
							                                      ============   ==========

Supplementary cash flow disclosure:
	Cash paid for interest		                   	$      7,325  $     4,529
						   	                                   ============   ==========




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                  See Accompanying Notes to Financial Statements


                          NOTES TO FINANCIAL STATEMENTS
         ----------------------------------------------------------
                             DIAMOND POWERSPORTS, INC.
                           September 30, 1999 (UNAUDITED)


NOTE A - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position at September 30, 1999, the results of operations for the three and nine month periods ended September 30,1999 and 1998, and cash flows for the nine months ended September 30, 1999 and 1998. The results for the period ended September 30, 1999, are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 1999.

NOTE B - EARNINGS (LOSS) PER SHARE

The following represents the calculation of loss per share:

BASIC	& FULLY DILUTED*
  			              Three		       Three	        Nine	       	 Nine
			                Months Ended  Months Ended  Months Ended 	Months Ended
			                Sept 30, 1999 Sept 30, 1998 Sept 30, 1999 Sept 30,1998
			                ------------------------------------------------------
Net Loss 		        $     (9,240) $	      (481) $     (7,424)  $  (1,750)

Less- preferred stock dividends
                            --           		--            --          --
			                ------------- ------------- -------------  ------------
Net Loss		         $     (9,240) $	     (481)  $     (7,424)  $  (1,750)

Weighted average number
Of common shares	     8,240,000	         N/A      8,185,000         N/A
			                ------------- ------------  ------------- ------------
Basic	& Fully Diluted
loss per share	    $	       **           N/A  $        **           N/A
               				============= ============ ============= ============

* The Company had no common stock equivalents during the periods presented
** Less than $0.01








             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Diamond Racing, Inc.
10145 N.W. 46th Street
Sunrise, Florida 33351

    We have audited the accompanying balance sheet of Diamond Racing, Inc. as of December 31, 1998 and the related statements of operations, stockholder's deficit, and cash flows for the years ended December 31, 1998 and December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond Racing, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the years ended December 31, 1998 and December 31, 1997 in conformity with generally accepted accounting principles.







Michael J. Bongiovanni, C.P.A.'s
Charlotte, North Carolina
July 31, 1999












                                 BALANCE SHEET
                         ---------------------------
                             Diamond Racing, Inc.
                              December 31, 1998


			ASSETS
			-----------


CURRENT ASSETS
--------------------------
	Cash and Cash Equivalents					        $	 4,519
	Accounts Receivable						               19,532
	Inventory							                        28,415
									                             	--------
		TOTAL CURRENT ASSETS	                  52,466

PROPERTY AND EQUIPMENT
----------------------------
	Machinery & Equipment				          	    41,728
	Furniture & Fixtures				            		   1,900
	Transportation Equipment				      	     95,905
 Accumulated Depreciation			            (51,880)
										                             ---------
	    NET PROPERTY AND EQUIPMENT
                                         87,653

OTHER ASSETS
---------------------
	Deposits				                       			     300
										                             ---------
							         	  	      	                 300

		TOTAL ASSETS	             				 $      140,419
					      		   		               ==============









         See notes to audited financial statements and auditor's report.


                             BALANCE SHEET (CONT.)
                    --------------------------------------
                              Diamond Racing, Inc.
                               December 31, 1998

LIABILITIES AND STOCKHOLDER'S EQUITY
-------------------------------------


CURRENT LIABILITIES
--------------------------------
	Accounts Payable						             $     8,996
	Current Portion of Installment
 Note Payable to Bank (Note B)	           2,553
	Bank Line of Credit 							             52,150
	Shareholder Loans Payable						          3,792
										                            ---------
		TOTAL CURRENT LIABILITIES
                                         67,491

LONG-TERM DEBT
--------------------------
	Installment Note Payable to Bank,
 less current portion (Note B)         	 84,352

STOCKHOLDER'S DEFICIT
---------------------------
	Common Stock ($1.00 par value, 300 shares
		authorized; 300 shares issued and outstanding
		at December 31, 1998)
                                           300
	Retained Deficit					        	        (11,724)
									                             ----------


	    TOTAL STOCKHOLDER'S DEFICIT       (11,424)
								                              -----------

              				         	  	  $     140,419

                                    =============









        See notes to audited financial statements and auditor's report.


                             STATEMENTS OF OPERATIONS
                          -----------------------------
                              Diamond Racing, Inc.
            For the Years Ended December 31, 1998 and December 31, 1997


								                                   1997	         1998
REVENUE 							                     -----------	    	---------
  Net Sales					                   	$	  326,410     	$	313,782
  Cost of Goods Sold					              (241,784)      (232,147)
								                            -----------	    	----------
	GROSS PROFIT					                       84,626         81,635

OPERATING EXPENSES
---------------------------------
  Advertising				                		$	     3,272     	$   4,959
  Automobile 							                      4,414	         5,854
  Bank Charges						                         84             75
  Computer Processing					                  270	            -0-
  Contract Labor						                    3,515	         7,258
  Depreciation							                    16,258	        13,198
  Dues & Fees							                        280     	      408
  Insurance							                        3,176	         2,846
  Maintenance		                					        106	         1,991
  Miscellaneous						                       482		        1,670
  Office Supplies & Expense					          1,076	         2,592
  Postage & Freight						                 3,500	     	   5,581
  Professional Fees						                   545		          200
  Rent 								                          17,045         13,929
  Salaries & Wages		              				   24,160          6,000
  Taxes & Licenses						                  3,449	     	   2,946
  Telephone							                        6,034	     	   6,153
  Travel							                           2,120	         1,534
  Utilities							                          659	           967
								                            -----------	    	----------

	TOTAL EXPENSES					                     90,445	        78,161
								                            -----------    		-----------

		OPERATING INCOME (LOSS)	           	   (5,819)	        3,474



       See notes to audited financial statements and auditor's report.


                     STATEMENTS OF OPERATIONS (CONT.)
                  ---------------------------------------
                         Diamond Racing, Inc.
        For the Years Ended December 31, 1998 and December 31, 1997



                           								      1997	         1998
								                         ------------	   	---------
 OTHER EXPENSE
-------------------------
  Interest Expense				          	$      3,718    	$   5,661
								                         ------------ 	   ---------
	TOTAL OTHER EXPENSE				                3,718		       5,661
								                         ------------   		---------

		NET LOSS				                  $	     (9,537)	   $  (2,187)
								                            =========		    ========

























        See notes to audited financial statements and auditor's report.


                     STATEMENT OF STOCKHOLDER'S  DEFICIT
               -----------------------------------------------
                             Diamond Racing, Inc.
          For the Years Ended December 31, 1998 and December 31, 1997



					                                    Common	  Additional
					                          Common 	  Stock		  Paid-in     Retained
					                          Shares	       $		  Capital     Deficit
					                        ----------- -------- ---------	 ------------

Balances, January 1, 1997		     300	     	$   300	$     -0-	 	$       -0-

Net loss for 1997			              -		           -		      - 	  	$   (9,537)
					                        -----------	-------- ---------- 	------------

Balances, December 31, 1997     300	     	$   300	$     -0-	  	$   (9,537)

Net loss for 1998			              -		           -		      - 	  	$   (2,187)
					                        ------------ -------- ----------  -----------

Balances, December 31, 1998	    300	     	$   300 $     -0-	   	$  (11,724)
                         					=========== 	=======	==========   ==========



















        See notes to audited financial statements and auditor's report.


                             STATEMENTS OF CASH FLOWS
                        --------------------------------
                               Diamond Racing, Inc.
           For the Years Ended December 31, 1998 and December 31, 1997


								                                         1997		      	1998
								                                       ------ 		    	------
CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------

  Net Loss				                             		$  (9,537)   $   (2,187)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
	 Depreciation expense				                      16,258		      13,198
            (Increase) decrease in operating assets:
	  	   Accounts receivable			        	         (15,001)      	 8,310
	   Inventory					                              13,733       (10,670)
	Increase (decrease) in operating liabilities:
	    Excess of outstanding checks over bank balance(1,166) 	   	-0-
	   Accounts payable				                        (4,202)		    (11,676)
						                                   	---------------		---------------

		NET CASH PROVIDED BY
		(USED IN) OPERATING ACTIVITIES	                   85        (3,025)

CASH FLOWS FROM INVESTING ACTIVITIES:
---------------------------------------

  Expenditures for property and equipment      (21,334)	      (86,905)
							                                    ------------- 	 -------------
		NET CASH USED IN
		INVESTING ACTIVITIES		                       (21,334)       (86,905)










       See notes to audited financial statements and auditor's report.



                    STATEMENTS OF CASH FLOWS (CONT.)
             -----------------------------------------------
                          Diamond Racing, Inc.
      For the Years Ended December 31, 1998 and December 31, 1997


                                 								     1997		         	1998
								                                    ------		        	------
CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------

  Increase (decrease) in shareholder
  loans payable   	                      $  (5,927)	  	   $   3,792
  Proceeds from installment
  note payable - bank (Note B)                 -0-	  	       86,905
  Borrowings under bank line of
  credit (Note F)	                          37,845	  	       49,446
  Repayments on bank line of
  credit (Note F)                           (9,619)	  	     (46,744)
							                                 -----------	    	-----------

		NET CASH PROVIDED BY
		FINANCING ACTIVITIES	          	          22,299           93,399
							                                 -----------	     	-----------
		NET INCREASE IN CASH
		AND CASH EQUIVALENTS	                 $    1,050	      	$   3,469
							                                  ----------      	-----------
Cash and cash equivalents,
beginning of period	                    $      -0-		      $   1,050
							                                  ----------	      	----------
		CASH AND CASH EQUIVALENTS,
		END OF PERIOD			                      $    1,050	      	$   4,519
                                  							 =========	       	========


         Supplemental Disclosures of Cash Flow Information:

Cash paid for interest during the period $   3,718	       $   5,661
							                                  =========	       	========








       See notes to audited financial statements and auditor's report.



               NOTES TO AUDITED FINANCIAL STATEMENTS
              ---------------------------------------
                         Diamond Racing, Inc.
        For the Years Ended December 31, 1998 and December 31, 1997


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Business Activity - Diamond Racing, Inc. was organized under the laws of the State of Florida on May 13, 1992 and commenced operations as of that date.

Diamond Racing, Inc., provides a comprehensive distribution of motorcycle parts and accessories mainly to retail consumers in South Florida.

Basis of Presentation - The financial statements included herein include the accounts of the Diamond Racing, Inc presented on an accrual basis of accounting.

Accounts Receivable - Accounts receivable are charged to bad debt expense as they are deemed uncollectible based upon a periodic review of the accounts. No bad debt expense for the years ended December 31, 1998 and 1997 was recorded. At December 31, 1998, no allowance for doubtful accounts was deemed necessary.

Credit is extended to customers based on an evaluation of their financial condition, and collateral is not required. The Company performs ongoing credit evaluations of its customers.

Property and Equipment - Property and equipment are recorded at cost and include expenditures which substantially increase the productive lives of the existing assets. Maintenance and repair costs are expensed as incurred. Depreciation is provided using the straight-line method. Depreciation of property and equipment is calculated over the management prescribed recovery periods which range from 5 to 10 years.

When a fixed asset is disposed of, its cost and related accumulated depreciation are removed from the accounts. The difference between undepreciated cost and proceeds from disposition is recorded as a gain or loss.

Long-Lived Assets - In accordance with Financial Accounting Standards Board Statement of Financial Accounting Standard No.121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the carrying value of intangible assets and other long-lived assets is reviewed by management on a regular basis for the existence of facts or circumstances, both internally and externally, that may suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will recognize the amount of the impairment based on discounted expected future cash flows from the impaired assets.


               NOTES TO AUDITED FINANCIAL STATEMENTS
              --------------------------------------
                      Diamond Racing, Inc.
       For the Years Ended December 31, 1998 and December 31, 1997


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)
-----------------------------------------------------------

Cash and Cash Equivalents - For purposes of the Statements of
Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management's Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition - Revenue is recognized when goods are shipped and earned or when services are performed, provided collection of the resulting receivable is probable. If any material contingencies are present, revenue recognition is delayed until all material contingencies are eliminated.
Further, no revenue is recognized unless collection of the applicable consideration is probable.

Income Taxes - The company, with the consent of its shareholder, has elected to be taxed under the sections of the federal and state income tax laws which provide that, in lieu of corporation income taxes, the shareholder separately accounts for his pro rata share of the company's items of income, deductions, losses and credits. Therefore, these financial statements do not include any provision for corporate federal or state income taxes.

Advertising Costs - Advertising costs are expensed as incurred.
The Company does not incur any direct-response advertising costs. Advertising expense totaled $4,959 and $3,272 for the years ended December 31, 1998 and 1997, respectively.

Comprehensive Income (Loss) - As of January 1, 1998, the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Inventory - Inventory, consisting of motorcycle parts and accessories located in Sunrise, Florida, is valued at the lower of cost or market using the first-in, first-out (FIFO) method.


                  NOTES TO AUDITED FINANCIAL STATEMENTS
                  --------------------------------------
                           Diamond Racing, Inc.
         For the Years Ended December 31, 1998 and December 31, 1997

NOTE B - INSTALLMENT NOTE PAYABLE TO BANK
------------------------------------------

The Note Payable to Bank in the accompanying Balance Sheet represents a promissory note to a bank collateralized by certain of the Company's transportation equipment with a net book value of $78,214 at December 31, 1998. The loan is payable in monthly installments of approximately $961, which includes interest at 10.50% and loan matures on December 11, 2013. At December 31, 1998, the principal balance outstanding was $86,905 and is due in annual principal installments as follows:

					           Year Ending
					          December 31,
					         ---------------
					              1999 		     $ 2,553
					              2000		        2,799
					              2001		        3,108
						             2002	       		3,451
						             2003	       		3,831
						         Thereafter	      71,163
				                           -------
						  Total                  $86,905

NOTE C - LEASE COMMITMENT
-------------------------------------

The Company leases its corporate office and warehouse facilities in Sunrise, Florida under a noncancelable industrial operating lease through April 30, 2001. At December 31, 1998, the operating lease had a remaining lease term of twenty-eight months. At the end of the lease term, the lease may be extended for an additional four years under the same terms as the original lease. The future minimum annual commitment is as follows:

					          Year Ending
					          December 31,
					         ---------------
					              1999 		     $   14,414
					              2000		          14,414
					              2001		           4,804
						        		               ----------
						  Total                  $   33,632


                  NOTES TO AUDITED FINANCIAL STATEMENTS
                  --------------------------------------

                         Diamond Racing, Inc.
        For the Years Ended December 31, 1998 and December 31, 1997


Rental payments and related expense for the years ending
December 31, 1998 and 1997 were $13,929 and $17,045,
respectively.

NOTE D - RECENT ACCOUNTING PRONOUNCEMENTS
------------------------------------------

In June of 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, which the Company has not been required to adopt. The Statement, which is effective for fiscal years beginning after June 15, 1999, establishes standards for accounting and reporting for derivative instruments and hedging activities. The Company does not expect that the adoption of Statement of Financial Accounting Standards No.133 will have a material impact on its financial statements because the Company does not currently hold any derivative instruments.

In March, 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which establishes guidelines for the accounting for the costs of all computer software developed or obtained for internal use. The Company adopted this SOP effective for the year ended December 31, 1998. The adoption of the SOP does not make a material impact on the Company's financial statements.

In April, 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities". The SOP is effective for fiscal years beginning after December 15, 1998. The SOP requires costs of start-up activities and organization costs to be expensed as incurred. The Company is required to adopt SOP 98-5 for the year ended December 31, 1999, The adoption of SOP 98-5 is not expected to have a material impact on the Company's financial statements.

NOTE E - YEAR 2000 ISSUE
--------------------------------------

Due to the nature of the Company's planned computerized Internet operations, the Company would be substantially reliant on computers for the processing of critical data. The disruption of the processing of that data could have a material adverse impact on the Company. It is management's opinion that the estimated cost of remediation would be immaterial to the financial statements taken as a whole.






NOTES TO AUDITED FINANCIAL STATEMENTS
-----------------------------------------
Diamond Racing, Inc.
For the Years Ended December 31, 1998 and December 31, 1997


NOTE F - BANK LINE OF CREDIT
------------------------------------------------------

The Company has an unsecured bank line of credit bearing interest at 9.75% at December 31, 1998. Due to the nature of the bank's line of credit provisions, the loan is classified as currently payable on the accompanying Balance Sheets. The principal balance outstanding at December 31, 1998 was $52,150.

NOTE G - SUBSEQUENT EVENTS
----------------------------------------------

Subsequent to year end, the Company changed its corporate name from Diamond Racing, Inc. to Diamond Powersports, Inc., increased the authorized common shares to 100,000,000, changed the par value of the common shares to $.001, authorized the issuance of 5,000,000 shares of preferred stock, and enacted a 27,000 to 1 stock split of the outstanding common stock.








                                 APPENDIX A


                                Common Shares


Number of Shares Subscribed For:  _________


                         DIAMOND POWERSPORTS, INC.


                          SUBSCRIPTION AGREEMENT


                    4,000,000 Shares of Common Stock

                              US$1,000,000

Diamond Powersports, Inc. (the "Company"), is offering 4,000,000
Shares of its Common stock, $.001 par value per Share (the
"Shares"), at the offering price of $0.25 per Share, as described in the Company's Confidential Private Placement Offering Memorandum dated July 1, 1999, and indicated by checking the box above.


A. The undersigned hereby subscribes for and agrees to purchase ____________ number of Shares issuable by Diamond Powersports, Inc. a corporation organized and existing under the laws of the State of Florida (the "Company"). The Shares being offered are described in the Confidential Private Placement Memorandum of the Company dated July 1, 1999 (the "Private Placement Memorandum"). Unless otherwise indicated, capitalized terms shall have the same meaning ascribed to them in the Private Placement Memorandum. The undersigned agrees to pay a purchase price of $0.25 for each Share purchased. The undersigned herewith tenders to the Company the entire amount of such purchase price by check made payable to the order of the Company.

B.	The undersigned acknowledges that the Shares (the
"Securities") have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state (i) that absent an exemption or registration under the Act, the Securities cannot be resold, and (ii) the Securities are being offered for sale in reliance upon exemptions from registration contained in the 1933 Act and applicable state laws, and that the Company's reliance upon such exemptions is based in part upon the undersigned's representations, warranties and agreements contained in this Subscription Agreement.

The offering of the Shares shall terminate on December 31, 1999, or such later date not more than 90 days thereof as may be determined by the Company in its discretion, unless sooner terminated by reason of the sale of all the Shares prior to such time. The Company has the right, in it sole discretion, to accept or reject any subscription.


In order to induce the Company to accept this Subscription
Agreement, the undersigned represents and warrants to the Company as follows:

(1) The undersigned understands that (i) this Subscription Agreement may be accepted or rejected in whole or in part in the discretion of the Company, and (ii) this Subscription Agreement, unless properly revoked before acceptance, shall survive the undersigned's death, disability or insolvency, except that the undersigned shall have no obligations in the event that this Subscription Agreement is rejected by the Company. In the event that the Company does not accept the undersigned's subscription, or if the Offering is terminated for any reason, the undersigned's payment will be returned without interest or deduction.

(2) The undersigned has read carefully this Subscription Agreement and the Private Placement Memorandum dated July 1, 1999 (including the Exhibits annexed thereto) and, to the extent necessary, has discussed the representations, warranties and agreements which the undersigned makes by signing it, and the applicable limitations upon the undersigned's resale of the Shares with counsel.

(3) The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of the offering of the Securities, or any recommendation or endorsement of the offering of the Securities.
Any representation to the contrary is a criminal offense.

(4) The undersigned is purchasing the Securities for the undersigned's own account, with the intention of holding the Securities for investment purposes, with no present intention of dividing, or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities; and shall not make any sale, transfer or other disposition of the Securities without registration under the 1933 Act and applicable state securities laws unless an exemption from registration is available under those laws.

(5) The undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Securities will not cause such overall commitment to become excessive.

(6) The undersigned, if an individual, has adequate means of providing for his current needs and personal and family contingencies and has no need for liquidity in his investments in the Securities.

(7) The undersigned is an "accredited investor" as that term is defined in Section 501(a) under Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act which definition is attached hereto. The undersigned is financially able to bear the economic risk of this investment, including the ability to afford holding the Securities for an indefinite period or to afford a complete loss of this investment.

(8) The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal residence if he is an individual, or its principal business address if a corporation or other entity.

(9) The undersigned, together with any purchaser representatives of the undersigned (as identified herein) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities.

(10) The undersigned has been given the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Offering and to obtain additional information necessary to verify the accuracy of the information contained in the Private Placement Memorandum or such other information as the undersigned desired in order to evaluate the investment, and the undersigned availed itself of such opportunity to the extent considered appropriate in order to evaluate the merits and risks of the proposed investment.

(11) The undersigned has made an independent evaluation of the merits of the investment and acknowledges the high risk nature of the investment.

(12) The undersigned has accurately completed the Qualified
Purchaser Questionnaire provided herewith (Appendix B) and has executed such Qualified Purchaser Questionnaire and any applicable exhibits thereto.

(13) The undersigned understands that even if the Company is or becomes a "reporting company" under the Securities Exchange Act of 1934, as amended, the provisions of Rule 144 promulgated under the 1933 Act to permit resales of the Securities are not available for at least one (1) year from the date the Securities are paid for and accepted, there can be no assurance that the conditions necessary to permit routine sales of the Securities under Rule 144 will be satisfied in that such sales require that the Company be current in filing periodic reports under the Securities Exchange Act of 1934, and, if Rule 144 should become available, sales made in reliance on its provisions could be made only in limited amounts and in accordance with the terms and conditions of the Rule. The undersigned further understands that in connection with the sale of securities for which Rule 144 is not available, compliance with some other registration exemption will be required. The undersigned understands that except as specifically set forth herein, the Company is under no obligation to the undersigned to register the Securities or to comply with the conditions of Rule 144 or take any other action necessary in order to make any exemption for the resale of the Securities without registration.

(14) The undersigned understands that none of the Securities has been registered under the 1933 Act, or any state securities laws in reliance on exemptions for private offerings; the Securities cannot be resold or otherwise disposed of unless they are subsequently registered under the 1933 Act and applicable state securities laws or an exemption from registration is available. The certificate(s) representing the Securities will bear the following legend until (i) such securities shall have been registered under the 1993 Act and effectively disposed of in accordance with the registration statement; or (ii) in the opinion of counsel reasonable satisfactory to the Company such Securities may be sold without registration under the 1933 Act:


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE "BLUE SKY" OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED, AND ANY TRANSFER OR PURPORTED TRANSFER SHALL NOT BE RIGHTFUL UNDER THE UNIFORM COMMERCIAL CODE AND THE COMPANY SHALL HAVE NO DUTY TO REGISTER A TRANSFER OF THESE SECURITIES EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR
(ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW. THE RESTRICTIONS CONTAINED HEREIN ARE BINDING ON THE HOLDER HEREOF AND HIS SUCCESSORS AND ASSIGNS.

(15) The undersigned, if an individual, is at least 21 years of age.

(16) If at any time prior to acceptance of the subscription for the Securities of the undersigned, any representation or warranty of the undersigned shall no longer be true, the undersigned promptly shall give written notice to the Company specifying which representations and warranties are not true and the reason therefore, whereupon the undersigned's subscription may be rejected.

(17) Notwithstanding the place where this Subscription
Agreement may be executed by any of the parties hereto, all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to its conflict of law principles. Any dispute which may arise out of or in connection with this Subscription Agreement shall be adjudicated before a court located in the State of Florida and the parties hereby submit to the exclusive jurisdiction of the courts of the State of Florida and of the federal courts in the District of Florida with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the Securities, and the undersigned consents to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the Company.

(18) The undersigned hereby waives trial by jury in any action or proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract, fraud or otherwise) in any way arising out of or in connection with this Subscription Agreement or the undersigned's purchase of the Securities.

(19) The undersigned acknowledges that he understands the meaning and legal consequences of the representations, warranties and acknowledgements contained in this Subscription Agreement and in the Qualified Purchaser Questionnaire, and hereby agrees to indemnify and hold harmless the Company and the Representative, and their respective shareholders, officers, directors, affiliates, "controlling persons", agents and representatives, from and against any and all loss, damage, expense, claim, action, suit or proceeding (including the reasonable fees and expenses of legal counsel) as incurred arising out of or in any manner whatsoever connected with a breach of any representation or warranty of the undersigned contained in this Subscription Agreement or in the Qualified Purchaser Questionnaire. The undersigned acknowledges that such damage could be substantial since (a) the Shares are being offered without registration under the 1993 Act in reliance upon the exemption pursuant to Section 4(2) of the 1933 Act for transactions by an issuer not involving a public offering and, in various states, pursuant to exemptions from registration, (b) the availability of such exemptions is, in part, dependent upon the truthfulness and accuracy of the representations made by the undersigned herein and in its Qualified Purchaser Questionnaire, and (c) the Company will rely on such representations in accepting the undersigned's Subscription Agreement.

(20) Except as expressly provided herein, this Subscription Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and may be amended only by a writing executed by all of the parties hereto. This Subscription Agreement supersedes all prior arrangements or understandings with respect thereto, whether verbal or written. The terms and conditions of this Subscription Agreement shall inure to the benefit of and be binding upon the parties and their respective successors, heirs and assigns.

(21) The undersigned agrees that if the Company has an initial public offering prior to July 1, 2001, and the Underwriter in such offering requires the existing shareholders of the Company to agree to a lock-up period during which such shareholders will not dispose of or pledge their Securities, the undersigned will agree to the lock-up period prescribed by the Underwriter.





--The rest of this page is intentionally left blank--



ALL SUBSCRIBERS MUST COMPLETE THIS PAGE


IN WITNESS WHEREOF, the undersigned has executed this Subscription

Agreement on this _______ day of ___________________, 1999.


Subscribed for Quantity and Type of Shares:

Quantity of Shares:		______


Manner in which Title is to be held (Please Check One):

1.	/ /	Individual		                   	7.	/  /	Trust/Estate/Pension or Profit
								                                       Sharing Plan
								                                       Date Opened:
2.	/ /	Joint Tenants With
		Right of Survivorship		              8.	/ /	 As a Custodian
                                              for

3.	/ /	Community Property							               ____________________
                                       								Under the Uniform Gift
                                               to Minors
								                                       Act of the State of
	                                              ______________________

4.	/ /	Tenants in Common

5.	/ /	Corporate/Partnership	         	9.	/ /	 Married with Separate Property

6.	/ /	IRA		                        		10.	/ / 	Keogh


INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE 6;
SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE 7.




						Name of Purchaser




						Registered Representative


Please indicate whether or not you or any member of your immediate family is affiliated with any member of the National Association of Securities Dealers, Inc. A member of your immediate family includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law, daughter-in-law and children and any other person who is supported, directly or indirectly to a material extend by the subscriber.

Check One:	/ / 	No Affiliates		/ / 	Affiliated with
(explain)


              EXECUTION BY SUBSCRIBER WHO IS A NATURAL PERSON



                  Exact Name in Which Title is to be Held



_______________________
Signature
(If joint Tenant or Tenants in Common, both persons must sign and this page must contain all information for both persons.)



Name (Please Print)



Residence: Number and Street



City					State				Zip Code



Telephone Number



Social Security Number


ACCEPTED this 		 day of 			, 1999 on behalf of the
Company.



FOR DIAMOND POWERSPORTS, INC.




				BY:   ______________________________
          Mr. Pierre Elliott, President & CEO









                EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

                 (Corporation, Partnership, Trust, Etc.)



Name of Entity (Please Print)



Address of Principal Office of Entity


BY:

TITLE:

(seal)

Attest:
	(If Entity is a Corporation)


							Address


							Telephone Number


							Taxpayer ID Number



ACCEPTED this 		 day of 			, 1999 on behalf of the
Company.



FOR DIAMOND POWERSPORTS, INC.




				BY:
Mr. Pierre Elliott, President & CEO









CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

NONE

               PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification. The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Florida, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

		SEC registration fee..........	       $	      264
		Accounting & legal fees	......              5,200*
		Blue sky registration.........	             2,500*
		Printing and Mailing...........	            1,000*
		Miscellaneous..................	            1,036*
								                                ------------
			Total					                           $    10,000

*Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In August 1999, the Company offered 200,000 Common Shares under
Rule 504 of Regulation D of the Securities Act of 1933 at .25 per Common Share to the following:

Name			                      	# of Common Shares
----------------------------		---------------------------
Freddie Studz			              80,000
Daryl James		                	40,000
James Ryant			                40,000
Ft. Lauderdale Investments	   40,000

ITEM 27. EXHIBITS

See Exhibit Index

ITEM 28. UNDERTAKINGS

(a) The Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered
(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 17
C.F.R. ss. 230.424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






SIGNATURES
--------------------

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to registration statement to be signed on its behalf by the undersigned, in the City of Sunrise , State of Florida, on December 17, 1999.

							DIAMOND POWERSPORTS, INC.

							S/ Pierre Elliott
BY:------------------------
Pierre Elliott, President and
Chief Executive Officer


In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature		                 	Title				                   Date
---------------------------		---------------------------	--------------

S/ Pierre Elliott			         Chief Executive Officer    	December 17, 1999
				                         Director

S/ Lisa Elliott			           Secretary, Director		       December 17, 1999
				                         (Acting Chief Financial
                             Officer)

S/ Alan Lichtman            	Director	                 		December 17, 1999

S/ David A. Lewis, Ph.D.    	Director		                 	December 17, 1999

S/ Margaret Hurley           Director                    December 17, 1999


                                 EXHIBIT INDEX

Exhibit No. in
Item 601 of
Regulation S-B		     Description
-------------------		------------------------------
3.1(A) 	           		Articles of Incorporation
3.1(B)			            Articles of Amendment
3.2			               Bylaws of Diamond Powersports, Inc.
4                    Form of Stock Certificate
5                    Opinion of John Hanzel, P.A.
10.2(A)			           Employment Contract Between the Company and Pierre Elliott
10.2(A)			           Employment Contract Between the Company and Lisa Elliott
23.1                 Consent of John Hanzel, P.A. (Included in Exhibit 5)
23.2                 Consent of Michael J. Bongiovanni, P.A.,
                     Certified Public Accountants
27			                Financial Data Schedule